EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of PG&E Corporation on Form S-8 of our reports dated March 3, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of PG&E Corporation for the year ended December 31, 1999.

Deloitte & Touche LLP
----------------------
DELOITTE & TOUCHE LLP


San Francisco, California
September 22, 2000